Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


           We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated January 28, 2000, except for the Note 14, as to which the date is January 30, 2001 relating to the financial statements of Videonics Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Pricewaterhouse Coopers LLP


San Jose, California


December 14, 2001